UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   November 9, 2005
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	WPS RESOURCES CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 920-433-1727	39-1775292

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2005, WPS Resources Corporation entered into two unsecured revolving credit agreements with J.P. Morgan Securities Inc. and Banc of America Securities LLC as Co-Lead Arrangers and Book Managers, Bank of America, N.A. as Syndication Agent and JPMorgan Chase Bank, N.A. as Administrative Agent. The $557.5 million credit agreement is to provide bridge financing (including to provide liquidity support for commercial paper) for the acquisition of the Minnesota and Michigan natural gas distribution operations of Aquila, Inc. The $300.0 million credit agreement is to provide bridge financing (including to provide liquidity support for commercial paper) for purchase price adjustments related to these acquisitions.

Commitments under the $557.5 million agreement will be reduced or eliminated when permanent long-term financing is completed for the Aquila acquisitions (exclusive of proceeds from our November 15, 2005 equity offering).

Under the $300.0 million credit agreement, loans cannot exceed the purchase price adjustments in connection with the Aquila acquisitions and no more than $200.0 million can be borrowed at the time of the first acquisition. Each of these loan commitments will be reduced by one-third 90 days after the consummation of the applicable acquisition with the remaining two-thirds due 180 days after the consummation of the applicable acquisition (or earlier if long-term financing or replacement credit agreements are executed).

Both of these credit agreements mature on September 5, 2007.

WPS Resources has the option to borrow funds under these credit agreements at fixed interest rates based on its public debt ratings, which currently are LIBOR plus 19.5 basis points or a floating rate equal to the greater of (a) the Federal Funds Rate in effect plus 1/2 of 1% or (b) the Prime Rate. WPS Resources will pay lenders:

•	Quarterly revolving fees of 5.5 basis points,
•	One-time fee of 2.0 basis points on each lender’s outstanding commitment on November 9, 2006, and
•	Funding fees of 5.0 basis points for each new extension of credit under these agreements.

An annual administrative fee will also be paid to the Administrative Agent.

The new credit agreements contain customary events of default and customary restrictive and financial covenants, including a financial covenant regarding a maximum debt to capital ratio of 65%. The new credit agreements also include standard provisions related to conditions of borrowing.

The lenders may terminate their obligation to extend credit under the credit agreements, and may accelerate payment of WPS Resources' indebtedness under these agreements, upon the occurrence of an event of default, which includes WPS Resources' failure to comply with the covenants contained in the credit agreements.

WPS Resources may from time to time enter into arms length transactions and maintain customary banking and investment banking relationships with the lenders under these credit agreements.

The credit agreements are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated into this Current Report on Form 8-K by reference. The brief summary of the material provisions of the credit agreements set forth above is qualified in its entirety by reference to the credit agreements filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits. The following exhibits are being filed herewith:
99.1
Credit Agreement among WPS Resources Corporation, as Borrower, the Lenders Identified Therein, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Agent and J. P. Morgan Securities Inc. and Banc of America Securities LLC, as Co-Lead Arrangers and Book Managers Dated as of November 9, 2005

99.2
Credit Agreement among WPS Resources Corporation, as Borrower, the Lenders Identified Therein, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Agent and J. P. Morgan Securities Inc. and Banc of America Securities LLC, as Co-Lead Arrangers and Book Managers Dated as of November 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION By: /s/ Barth J. Wolf Barth J. Wolf Secretary and Manager - Legal Services

Date: November 16, 2005

WPS RESOURCES CORPORATION

Exhibit Index to Form 8-K
Dated November 9, 2005

Exhibit Number
99.1
Credit Agreement among WPS Resources Corporation, as Borrower, the Lenders Identified Therein, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Agent and J. P. Morgan Securities Inc. and Banc of America Securities LLC, as Co-Lead Arrangers and Book Managers Dated as of November 9, 2005

99.2
Credit Agreement among WPS Resources Corporation, as Borrower, the Lenders Identified Therein, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Agent and J. P. Morgan Securities Inc. and Banc of America Securities LLC, as Co-Lead Arrangers and Book Managers Dated as of November 9, 2005